DEBT PURCHASE AND ASSIGNMENT AGREEMENT

THIS DEBT PURCHASE AND ASSIGNMENT AGREEMENT (this "Agreement" ), is entered into on December 7, 2016, by and between Village Partners LLC (the "Assignor") and Coronado Ventures Number One, LLC (the "Assignee") (the Assignor and Assignee are collectively referred to as the "Parties" herein).

WHEREAS, Assignor is the legal and beneficial owner of aggregate indebtedness of Grey Cloak Tech, Inc., Inc., a Nevada corporation (the "Company") in a principal amount of $20,000.00, consisting of a Promissory Note dated June 9, 2016, which has accrued interest in an amount of 18% per annum, (the "Debt").

WHEREAS, Assignor desires to assign all of the principal to Assignee and Assignee desires to accept from Assignor such principal of the Debt, on the basis of the representations, warranties and agreements contained in this Agreement.

WHEREAS, as consideration for the assignment of the Debt by Assignor, the Assignee has agreed to pay Assignor the sum of Twenty Thousand Dollars ($20,000) (the " Purchase Price").

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	ASSIGNMENT.

1.1	Transfer of Debt: On the Closing Date (as set forth below), for the payment of the Purchase Price, the Assignor hereby sells, assigns, and transfers to the Assignee all of the rights and interests to the $20,000 principal balance of the Debt (the "Assigned Debt"), consisting of $20,000.00 of principal and none of the accrued and unpaid interest, owned by the Assignor and all of the rights and benefits thereunder and the Assignee accepts such assignment. The Purchase Price shall be paid to Assignor on or before the Closing Date. If the Assignor has not received the entire Purchase Price on or before the Closing Date, then the Assignor shall have the right in its sole discretion to deem this Agreement null and void and of no further force or effect. By its signature hereto, the Company agrees to and approves this assignment and agrees to the changes to the changes to the Promissory Note set forth in paragraph 4 below.
1.2	Closing Procedures. The closing of the assignment contemplated hereunder shall take place on or before December 9, 2016 (the " Closing Date"). On or before the Closing Date, the Assignee shall pay the Purchase Price of $20 ,000 to Assignor and the Company will have paid the $900 in accrued interest on the Note to the Assignor.

2.	ADDITIONAL DOCUMENTS. The Assignor agrees to take such further action and to execute and de live r, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of the assignment effected by the Agreement.

3.	EFFECTIVE DATE AND COUNTERPART SIGNATURE. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an origin al, but all of which together shall constitute one and the same instrument. Confirmation of execution by email of a scanned signature page shall be binding upon that party so confirming.

4.	CONSENT AND AGREEMENT OF THE COMPANY. The Company, as evidenced by its signature below, represents and warrants that, upon delivery to the Company of the Note, the Company shall promptly cause to be issued to the Assignee a new Note in the amount of $20,000 which shall be similar to the current Note except that the maturity date will be extended until June 9, 2017 and it will be convertible at any time at $.04 per share. It will also refer to the original issue date of the Note which was June 9, 2016. In addition, the Company agrees that it has paid to the Assignor the accrued interest through December 9, 2016 in the amount of $900. The Company also represents that the Note is currently outstanding in the entire amount stated and it represents a bona fide debt obligation of the Company.

5.	MUTUAL REPRESENTATIONS AND WARRANTIES.

5.1	Organization; Authority. Each of the Parties are entities duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations there under, and the execution , delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee.

5.2	Binding Agreement: This Agreement, when executed and delivered by the Parties , will constitute a valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief , or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

5.3	No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby , do or will violate any constitution, statute, regulation, rule ,injunction, judgment, order, decree , ruling, charge or other restriction of any government , governmental agency , or court to which the Parties are subject or any provision of its organizational documents or other similar governing instruments , or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding.

5.4	Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required on the part of Assignee for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby

6.	REPRESENTATIONS AND WARRANTIES – ASSIGNEE

6.2	Investment Experience; Access to Information and Preexisting Relationship. The Assignee (a) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so in vest, and has so evaluated the risks and merits of such investment in the Assigned Debt, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Notes, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Company operates, (d) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as the Assignee has determined to be necessary in connection with the Assignment of the Assigned Debt, and (e) is an accredited investor as that term is defined in Rule 501 of Regulation D.

6.3	Restrictions on Transfer. The Assignee understands that the Assigned Debt has not been registered under the Securities Act of 1933, as amended ("Securities Act") or the securities laws of any state.

6.4	Absence of General Solicitation. The Assignee is not accepting such Assignment as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

7.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

7.2	Ownership. Assignor has good and marketable title to the Debt and is conveying to Assignee all rights, title and interest to the Debt. Said Debt, is free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description.

7.3	Principal Amount of indebtedness, The amount of debt to be purchased by Assignee is a valid debt reported in the financial statements of the issuer, and none of the debt to be purchased has been assigned or promised to any third party. Additionally, the Debt has been fully funded and Assignor has provided proof of funding of the Debt to Assignee.

7.4	No Litigation, There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignor, threatened against the Assignor, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or delay the transactions contemplated hereby.

7.5	Not an Affiliate. Assignor is not now, and has not been during the immediately preceding 90 days, an officer, direct or, 10% or more shareholder of Company or in any other way an "affiliate " of Company (as that term is defined in Rule 144(a)(l) adopted pursuant to the Securities Act of 1933, as amended).

7.6	Default of Representations and Warranties. It is understood and acknowledged by Assignor that any violation of this Section 6 specifically will result in an automatic and immediate default of this Agreement.

8.	GENERAL PROVISIONS

8.2	Termination, Should the Assignee fail to pay the Purchase Price to the Assignor on or before the Closing Date, then this Agreement shall be automatically null and void and of no force or effect at the option of the Assignor, and all right, title and interest in and to the Debt shall remain fully vested in the Assignor.

8.3	Expenses, Each Party shall bear its own costs and expenses incurred in connection with its negotiations, execution and delivery of this Agreement, including, without limitation, the fees and disbursement of its legal counsel.

8.4	Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

8.5	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.6	Goyerning Law; Submissions to Jurisdiction. This Agreement shall be governed by and Construed in accordance with the Laws of the State of Colorado without regard to conflict of Law principles. Each Party agrees that any action or proceeding arising out of or relating in any way to this Agreement shall be brought in a U.S. Federal or State Court of competent jurisdiction sitting in the State of Colorado. Each Party hereby irrevocably and unconditionally waives any defense of Forum Non Convenes or lack of person jurisdiction to the maintenance of any action or proceeding and any right of jurisdiction or venue due to the place of residence or domicile of any Party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

Village Partners LLC

By: /s/ George Lee

George Lee, Member

ASSIGNEE:

Coronado Ventures Number One, LLC

By: /s/ Timothy J. Brasel

Timothy J. Brasel, Member

ACCEPTED AND AGREED:

GREY CLOAK TECH INC.

By: /s/ William Bossung

William Bossung, CFO

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND IS A "RESTRICTED SECURITY" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

PROMISSORY NOTE

$20,000 **December 9, 2016**

For value received, the undersigned **GREY CLOAK TECH INC.** (the "Obligor") promises to pay to the order of **Coronado Ventures Number One, LLC** ("Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of **Twenty Thousand Dollars ($20,000.00)** together with interest at the rate of eighteen percent (18%), with interest payable monthly and principal and any accrued and unpaid interest to be payable on June 9, 2017. The Parties understand that this is a replacement note to the $20,000 note originally issued to Village Partners LLC on June 9, 2016 and the holding period for any shares issued upon the conversion of this Note will commence on June 9, 2016.

If a payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Nevada, such payment shall be made on the next succeeding business day.

This Note, including all accrued interest thereon, shall be convertible at any time, at the option of the Payee, into shares of the Obligor's common stock at a conversion price equal to $.04 per share.

Immediately upon the occurrence of an "Event of Default" (as defined below), Payee may, at his option, declare immediately due and payable the entire unpaid principal amount of this Note, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following: (i) failure of Obligor to make any payment of interest or principal within ten (10) days after the due date; (ii) Obligor shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition for action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (iii) an involuntary petition shall be filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws of for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date thereof.

Obligor hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, all without in any way affecting the liability of Obligor.

If Payee should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Obligor, Obligor shall be liable to pay to holder immediately and without demand all reasonable costs and expenses of collection incurred by

Payee, including, without limitation, reasonable attorney fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

Any notice or other communication, except for payment hereunder, required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Obligor: GREY CLOAK TECH INC.
10300 W. Charleston Blvd.
Las Vegas, NV 89135

If to Payee: CORONADO VENTURES NUMBER ONE, LLC.
5770 South Beech Court
Greenwood Village, CO 80121

Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

This Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

"OBLIGOR"

GREY CLOAK TECH INC.

12-9-2016

By: ________________________

William Bossung, CEO

ACKNOWLEDGED AND AGREED TO:

"PAYEE"

CORONADO VENTURES NUMBER ONE, LLC

By: ________________________

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